Exhibit 99.1

P R E S S    R E L E A S E

Autoliv Appoints New CFO

(Stockholm, Sweden, July 9, 2009) – – – Autoliv, Inc. (NYSE:ALV and SSE:ALIV), worldwide leader in automotive safety, today announced that its Board of Directors has appointed Mats Wallin Vice President and Chief Financial Officer of the Company. He is currently Head of Corporate Control of Autoliv Inc.

Mats Wallin succeeds Marika Fredriksson who will be leaving Autoliv to become CFO for Gambro AB, a global medical technology company and a leader in developing products, therapies and services to treat patients with acute or chronic renal failure.

Between 1985 and 2002, Mats Wallin held various positions of increasing responsibility in ABB, a global leader in power and automation technologies, where he acquired solid experience in both accounting and business operations. He started in the accounting department of the Swedish predecessor to ABB, ASEA AB. Between 1988-92, he was assistant manager Financial Report Consolidation at ABB’s global head quarters in Switzerland. He then held various positions for seven years at ABB’s plants and locations until he became Head of Corporate Control of ABB’s Swedish operations in 1999. During his time with ABB, one of his duties was converting ABB’s financial records to United States Generally Accepted Accounting Principles.

At Autoliv, which he joined in 2002, one of his responsibilities was the initial implementation of the Sarbanes-Oxley Act (SOX). He was also acting CFO of the Company for four months during 2008.

Mats Wallin, age 44, has a Bachelor of Science in Business Administration and Economics from the Uppsala University, Sweden.

The change in the CFO position will become effective as of today, although Marika Fredriksson will remain with Autoliv until the end of this month to ensure a smooth transition.

Inquiries:

Mats Wallin, Tel +46-8-587 20 619

Jan Carlson, President & CEO, Tel +46-8-587 20 600

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has 80 facilities with approximately 34,000 employees in 31 countries. In addition, the Company has technical centers in eleven countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2008 amounted to US $6.5 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIVsdb).

Autoliv, Inc. Klarabergsviadukten 70, Sec. E P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 411 70 25 e-mail: henrik.kaar@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1-248-475-0427, Fax +1-801-625-6672 e-mail: ray.pekar@autoliv.com

P R E S S    R E L E A S E

Safe Harbor Statement

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including statements relating to industry trends, business opportunities, sales contracts, sales backlog, and on-going commercial arrangements and discussions, as well as any statements about future operating performance or financial results. In some cases, you can identify these statements by forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “might,” “will,” “should,” or the negative of these terms and other comparable terminology, although not all forward-looking statements are so identified.

All such forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions, including data available from third parties, and apply only as of the date of this release. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control.

Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety or reasons, including without limitation, changes in and the successful execution of the action program discussed herein and the market reaction thereto, changes in general industry and market conditions, increased competition, higher raw material costs, particularly commodity and energy costs, changes in consumer preferences for end products, customer losses and changes in regulatory conditions, customer bankruptcies or consolidations, divestiture of customer brands, the economic outlook for the Company’s markets, fluctuation of foreign currencies, fluctuation in vehicle production schedules for which the Company is a supplier, market acceptance of our new products, continued uncertainty in program awards and performance, the financial results of companies in which Autoliv has made technology investments, pricing negotiations with customers, fluctuating fuel and commodity prices and other costs, supply issues, product liability, warranty and recall claims and other litigation, possible adverse results of pending or future litigation or infringement claims, legislative or regulatory changes, political conditions, dependence on customers and suppliers, as well the risks identified in Item 1A “Risk Factors” in our Form 10-K for the year ended December 31, 2008.

Except for the Company’s ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicity or revise any forward-looking statements whether as a result of new information or future events.

For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we assume no obligation to update any such statements.

Autoliv, Inc. Klarabergsviadukten 70, Sec. E P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 411 70 25 e-mail: henrik.kaar@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1-248-475-0427, Fax +1-801-625-6672 e-mail: ray.pekar@autoliv.com